UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2007

AVIGEN, INC.
(Exact name of registrant as specified in charter)

Delaware	000-28272	13-3647113
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 748-7150

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 26, 2007, Avigen, Inc. entered into an underwriting agreement with Pacific Growth Equities, LLC and UBS Securities LLC, as underwriters (the “Underwriters”), related to its public offering of 3,974,000 shares of Avigen’s common stock at a price to the public of $6.94 per share. Under the terms of the underwriting agreement, Avigen has granted the Underwriters an option to purchase up to an additional 596,000 shares of common stock to cover over-allotments, if any. The offering is being made pursuant to Avigen’s effective shelf registration statement on Form S-3 (Registration No. 333-47680) previously filed with the Securities and Exchange Commission (the “Commission”) together with the related registration statement previously filed on Form S-3 (Registration No. 333-142373) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The underwriting agreement is filed as Exhibit 1.1 to this report, and the description of the material terms of the underwriting agreement is qualified in its entirety by reference to such exhibit. A copy of Avigen’s press release announcing the pricing of the offering is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated April 26, 2007.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Cooley Godward Kronish LLP (contained in Exhibit 5.1).

99.1	Press Release, dated April 26, 2007, entitled “Avigen Announces Pricing of Common Stock Offering.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AVIGEN, INC.

Dated: April 26, 2007	By:	/s/ Andrew Sauter
Andrew Sauter
Vice President, Finance

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Underwriting Agreement, dated April 26, 2007.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Cooley Godward Kronish LLP (contained in Exhibit 5.1).

99.1	Press Release, dated April 26, 2007, entitled “Avigen Announces Pricing of Common Stock Offering.”